Exhibit 99.1

Singing Machine Elects to Expand its Board of Directors

The Company adds Milton “Todd” Ault and Henry Nisser to the Board and Appoints Mr. Ault as Executive Chairman

Fort Lauderdale, FL, April 6, 2023 — The Singing Machine Company, Inc. (“Singing Machine” or the “Company”) (NASDAQ: MICS) — the North American leader in consumer karaoke products – today announced two officers from Ault Alliance, Inc. (“AAI”) have been appointed to join the Company’s Board of Directors (the “Board”). The new Board members are Milton “Todd” Ault, III, AAI’s Executive Chairman, and Henry Nisser, AAI’s President and General Counsel. Mr. Ault has been appointed as Executive Chairman, an executive officer position with the Company.

Mr. Ault currently serves as founder & Executive Chairman of AAI, the Company’s majority shareholder. Mr. Ault serves as the Chairman of the Board of Ault Disruptive Technologies Corporation and he founded Alzamend Neuro, Inc., a biotechnology firm dedicated to finding the treatment, prevention and cure for Alzheimer’s Disease and served as its Chairman until its initial public offering. Mr. Ault is a seasoned business professional and entrepreneur who has spent decades identifying value in various financial markets including equities, fixed income, commodities, and real estate. Throughout his career, Mr. Ault has consulted for publicly traded and privately held companies, providing each of them the benefit of his diversified experience, that range from development stage to seasoned businesses.

Mr. Nisser serves as President, General Counsel and a member of the board of directors of AAI. Mr. Nisser currently serves as an officer and/or member of the board of directors of several other publicly traded companies, including Alzamend Neuro, Inc., BitNile Metaverse, Inc., and Ault Disruptive Technologies Corporation. Between 2011 and 2019, Mr. Nisser was an associate and subsequently a partner with Sichenzia Ross Ference LLP, a law firm based in New York City, where his practice was concentrated in national and international corporate law, with a particular focus on U.S. securities compliance, public as well as private M&A, equity and debt financings and corporate governance.

The Board elected to expand the size of the Board by two members, adding Messrs. Ault and Nisser to fill the vacancies created by the expansion. As a result, there is no change to the existing Board members.

Executive Chairman, Milton “Todd” Ault, III, stated, “As a new member of the Board, I am excited to bring my extensive experience as an entrepreneur and business professional to explore new opportunities and support The Singing Machine’s growth strategy. Singing is a universal human experience, and I believe the company is well-positioned to continue leading the consumer karaoke products market. I look forward to working with Gary and the entire team to help drive the company’s success for years to come.”

About The Singing Machine

Singing Machine® is the worldwide leader in consumer karaoke products. The first to provide karaoke systems for home entertainment in the United States, the Company sells its products world-wide through major mass merchandisers and on-line retailers. We offer the industry’s widest line of at-home karaoke entertainment products, which allow consumers to find a machine that suits their needs and skill level. As the most recognized brand in karaoke, Singing Machine products incorporate the latest technology for singing practice, music listening, entertainment and social sharing. The Singing Machine provides consumers the best warranties in the industry and access to over 100,000 songs for streaming and download. Singing Machine products are sold through most major retailers in North America and also internationally. See www.singingmachine.com for more details.

Investor Relations Contact:

Brendan Hopkins

(407) 645-5295

investors@singingmachine.com

www.singingmachine.com

www.singingmachine.com/investors

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “may”, “could”, “expects”, “projects,” “intends”, “plans”, “believes”, “predicts”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements are applicable only as of the date on which they are made, and the Company does not assume any obligation to update any forward-looking statements.